Exhibit 99.2

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

September 30, 2021 (Unaudited)

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF SEPTEMBER 30, 2021
(UNAUDITED)

U.S. DOLLARS IN THOUSANDS

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Special Report in accordance with Regulation 38d

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of September 30, 2021, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 38d to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

	September 30,		December 31,
	2021	2020	2020
	Unaudited		Audited
	U.S. dollars in thousands
ASSETS
Non-current assets
Investments in investees	$1,228,118	$901,987	$1,187,342
Restricted cash	6,596	5,856	6,246
	1,234,714	907,843	1,193,588
Current assets
Cash and cash equivalents	35,784	13,108	11,956
	35,784	13,108	11,956
Total assets	$1,270,498	$920,951	$1,205,544

EQUITY	$993,870	$674,430	$929,770
NON-CURRENT LIABILITIES
Debentures, net	173,765	183,702	196,557
Current liabilities
Accounts payable and accrued liabilities	1,542	1,307	4,015
Debentures, net	98,950	56,642	60,399
Derivative liability	44	—	—
Due to Owner	2,327	4,870	3,045
Distribution payable to Owner	—	—	11,758
	102,863	62,819	79,217
Total liabilities	276,628	246,521	275,774
Total equity and liabilities	$1,270,498	$920,951	$1,205,544

The accompanying notes are an integral part of the condensed interim financial data.

November 14, 2021	/s/ Michael Allen Bender	/s/ Peter McMillan III	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	McMillan III, Peter	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2021	2020	2021	2020	2020
	Unaudited				Audited
	U.S. dollars in thousands

Share of profit (loss) from investees, net	$118,129	$(46,565)	$85,552	$(21,867)	$(35,051)
Asset management fees to affiliate	(10,802)	(6,867)	(3,422)	(2,426)	(9,982)
General and administrative expenses	(3,668)	(2,586)	(1,534)	(1,022)	(3,590)
Operating income (loss)	103,659	(56,018)	80,596	(25,315)	(48,623)
Finance expense	(10,135)	(8,758)	(3,515)	(2,934)	(11,785)
Finance income	8	14	3	2	15
Foreign currency transaction adjustments, net	568	12,338	(2,271)	(445)	(2,900)
Net income (loss)	$94,100	$(52,424)	$74,813	$(28,692)	$(63,293)

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Comprehensive Income Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2021	2020	2021	2020	2020
	Unaudited				Audited
	U.S. dollars in thousands

Net income (loss)	$94,100	$(52,424)	$74,813	$(28,692)	$(63,293)
Total comprehensive income (loss)	$94,100	$(52,424)	$74,813	$(28,692)	$(63,293)

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2021	2020	2021	2020	2020
	Unaudited				Audited
	U.S. dollars in thousands
Cash flows from operating activities
Net income (loss) for the period	$94,100	$(52,424)	$74,813	$(28,692)	$(63,293)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Share of (profit) loss from investees	(118,129)	46,565	(85,552)	21,867	35,051
Finance expense	10,135	8,758	3,515	2,934	11,785
Distribution from investees, net	44,486	43,359	15,989	20,299	47,048
Foreign currency transaction adjustments, net	(568)	(12,338)	2,271	445	2,900
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	174	(130)	95	(204)	(196)
Restricted cash for operational expenditures	(364)	(509)	(3)	(3)	(511)
Due to Owner	(718)	959	850	(1,471)	3,045
Net cash provided by operating activities	29,116	34,240	11,978	15,175	35,829
Cash flows from investing activities
Distributions from (investments in) investees	32,867	(41,888)	16,596	(22,275)	(42,862)
Proceeds from termination of derivative financial instrument	—	14,125	—	14,125	14,125
Net cash provided by (used in) investing activities	32,867	(27,763)	16,596	(8,150)	(28,737)
Cash flows from financing activities
Proceeds from debentures	74,232	74,118	—	—	74,118
Payments of deferred financing costs	(923)	(2,168)	—	—	(2,168)
Principal payments on debentures	(58,889)	(56,611)	—	—	(56,611)
Interest paid	(11,013)	(9,818)	(5,728)	(5,004)	(9,818)
Release of restricted cash for debt service obligations	—	1,011	—	—	1,011
Distributions to Owner	(41,758)	—	(30,000)	—	(2,500)
Net cash (used in) provided by financing activities	(38,351)	6,532	(35,728)	(5,004)	4,032
Effect of exchange rate changes on cash and cash equivalents	196	31	420	148	764
Increase (decrease) in cash	23,828	13,040	(6,734)	2,169	11,888
Cash, beginning of the period	11,956	68	42,518	10,939	68
Cash, end of the period	$35,784	$13,108	$35,784	$13,108	$11,956

The accompanying notes are an integral part of the condensed interim financial data.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
Additional Information

U.S. dollars in thousands

NOTE 1:    BASIS OF PREPARATION
Separate financial information is prepared in a condensed format as of September 30, 2021 and for the nine and three months then ended, in accordance with Regulation 38D of the Securities Regulations (Periodic and Immediate Reports), 1970.
Please refer to the separate financial information in this regard to the financial information on the annual financial statements of the Company as of December 31, 2020 and for the year then ended, and the information accompanying notes (hereinafter - the annual consolidated financial statements).
As of September 30, 2021, the Company had a working capital shortfall amounting to $67.1 million, primarily attributed to the debentures principal payment maturing in the year following the date of the statement of financial position. The Company intends to make the debentures principal payment from distribution from investees. Accordingly, the Company does not view the working capital shortfall as a liquidity problem.
The recent global outbreak of COVID-19 (more commonly known as the Coronavirus) has significantly disrupted economic markets and impacted commercial activity worldwide, including the US, and the prolonged economic impact is uncertain. Some economists and major investment banks have expressed concern that the continued spread of the virus globally will lead to a world-wide economic downturn. Customers and potential customers of the properties we own could be adversely affected by the disruption to business caused by the global outbreak of the Coronavirus. This could lead to similar negative impacts on our business. The Company's September 2021 rents were over 95% collected.
Because our property investments are located in the United States, COVID-19 has begun and will continue to impact our properties and operating results given its continued spread within the United States reduces occupancy, increases the cost of operation, results in limited hours or necessitates the closure of such properties. In addition, quarantines, states of emergencies and other measures taken to curb the spread of COVID-19 may negatively impact the ability of such properties to continue to obtain necessary goods and services or provide adequate staffing, which may also adversely affect our properties and operating results.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
Additional Information

U.S. dollars in thousands

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Series A Debentures
On March 1, 2021, the Company paid the third principal installment payment of 194.0 million Israeli new Shekels (approximately $58.9 million as of March 1, 2021).
On March 4, 2021 the Company issued debentures (series A) in the amount of 250.0 million NIS par value through a private placement. The debentures were issued at a 1.9% discount resulting in total consideration of 245.3 million NIS ($74.2 million as of March 4, 2021). The additional debentures shall have an equal level of security, pari passu, amongst themselves and between them and the debentures (Series A), which were initially issued, without any right of precedence or preference between any of them.
Series B Debentures
On February 16, 2020, the Company issued 254.1 million Israeli new Shekels (approximately $74.1 million as of February 16, 2020) of Series B debentures to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. The Series B Debentures bears interest at the rate of 3.93% per year. The first interest payment was on July 31, 2020 and subsequent payments are on January 31st and July 31st of each year from 2021 to 2026. The aggregate offering costs were approximately $2.2 million and the effective interest rate is approximately 4.5%. The Series B Debentures have principal installment payments equal to 33.33% of the face amount of the Series B Debentures on January 31st of each year from 2024 to 2026.
The Series B Debentures contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of September 30, 2021, the Company was in compliance with all covenants under the deed of trust of the Series B Debentures; (i) Consolidated Equity Capital of the Company as of September 30, 2021 was $994.0 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 50%; (iii) the Adjusted NOI was $93.0 million for the trailing twelve months ended September 30, 2021; and (iv) the consolidated scope of projects was $0 as of September 30, 2021.
Subsequent to September 30, 2021, the Company issued additional Series B Debentures in the amount of 536.4 million Israeli new Shekels par value through a public offering. The public offering Series B Debentures were issued at a 2.6% discount resulting in a total consideration of 522.4 million Israeli new Shekels ($166.8 million as of November 1, 2021). Additionally, the Company also issued 53.6 million Israeli new Shekels par value through a private offering. The private offering Series B Debentures were issued at a 3.1% discount resulting in a total consideration of 52.0 million Israeli new Shekels ($16.6 million as of November 1, 2021). The additional Series B Debentures have an equal level of security, pari passu, amongst themselves and between them and the initial Series B Debentures, which were initially issued, without any right of precedence or preference between any of them. On November 15, 2021, the Company completed the full early repayment of the Series A Debentures with proceeds from the additional Series B Debentures and available cash on hand.

PACIFIC OAK SOR (BVI) HOLDNGS, LTD.
Additional Information

U.S. dollars in thousands

NOTE 2:    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD (cont.)
Dividend Approval
On August 5, 2021, the Company’s board of directors approved a distribution of dividend in the amount of $30.0 million to the Owner.

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